UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2004

MetroPCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-111470	75-2550006
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

8144 Walnut Hill Suite 800 Dallas, Texas	75231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 265-2550

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 6, 2004 MetroPCS, Inc. announced that on October 5, 2004 its audit committee determined that MetroPCS’ previously issued financial statements for the years ended December 31, 2002 and 2003 and subsequent interim period, including all earnings releases and other communications relating to such periods, should not be relied upon. In reaching its decision, the audit committee considered the interim results of its previously announced ongoing independent investigation, the scope of which has been recently expanded to include the consideration of further enhancements to internal controls. MetroPCS’ management will continue to collaborate with independent advisors in the development of these enhancements. A final determination regarding the previously issued financial statements will be made following the conclusion of the independent investigation. MetroPCS will delay the issuance of financial statements for the quarters ended June 30, 2004 and September 30, 2004 until after completion of the investigation, but cannot predict when the investigation will be completed. The audit committee has discussed these matters with PricewaterhouseCoopers, MetroPCS’ independent accountants.

A copy of the press release containing this announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Press Release dated October 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MetroPCS, Inc.

Date: October 7, 2004	By:	/s/ J. Lyle Patrick
J. Lyle Patrick
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated October 6, 2004.